Filed Pursuant to Rule 424(b)(2)

Registration No. 333-272447

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 19, 2023
PRICING SUPPLEMENT dated , 2023
(To Product Supplement No. WF-1 dated September 5, 2023, Equity Index Underlying Supplement dated September 5, 2023, Prospectus Supplement dated September 5, 2023 and Prospectus dated September 5, 2023)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027
☐	Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® (each referred to as an “Index”)
☐	The securities are redeemable debt securities of the Issuer that, unlike ordinary debt securities, do not provide for fixed payments of interest and do not repay a fixed amount of principal at maturity. Whether the securities pay a Contingent Coupon Payment and, if we do not redeem the securities prior to stated maturity, whether you receive the face amount of your securities at maturity will depend in each case on the performance of the Lowest Performing Index as described below. The Lowest Performing Index on any Eligible Trading Day during an Observation Period (including on the Final Calculation Day) is the Index that has the lowest Closing Level on that day as a percentage of its Starting Level
☐	Contingent Coupon Payments. The securities will pay a Contingent Coupon Payment with respect to each quarterly Observation Period until the earlier of the Stated Maturity Date or early redemption if, and only if, the Closing Level of the Lowest Performing Index on each Eligible Trading Day during such Observation Period is greater than or equal to its Coupon Threshold Level. However, if the Closing Level of the Lowest Performing Index on any Eligible Trading Day during an Observation Period is less than its Coupon Threshold Level, you will not receive any Contingent Coupon Payment with respect to that Observation Period. Therefore, if the Closing Level of any one of the Indices is less than its Coupon Threshold Level on any Eligible Trading Day during an Observation Period, you will not receive a Contingent Coupon Payment with respect to that Observation Period. This will be the case even if the Closing Level of that Index is greater than or equal to its Coupon Threshold Level on every other Eligible Trading Day during that Observation Period, and even if the better performing indices perform favorably. If the Closing Level of the Lowest Performing Index is less than its Coupon Threshold Level on one or more Eligible Trading Days during each Observation Period, you will not receive any Contingent Coupon Payments throughout the entire term of the securities. The Coupon Threshold Level for each Index is equal to 70.00% of its Starting Level. The Contingent Coupon Rate will be determined on the Pricing Date and will be at least 10.00% per annum
☐	Optional Redemption. The Issuer may, at its option, redeem the securities on any Coupon Payment Date beginning approximately three months after issuance. If the Issuer elects to redeem the securities prior to maturity, you will receive the face amount plus any Contingent Coupon Payment otherwise due
☐	Potential Loss of Principal. If the Issuer does not redeem the securities prior to maturity, you will receive the face amount at maturity if, and only if, the Closing Level of the Lowest Performing Index on the Final Calculation Day is greater than or equal to its Downside Threshold Level. If the Closing Level of the Lowest Performing Index on the Final Calculation Day is less than its Downside Threshold Level, you will lose more than 40%, and possibly all, of the face amount of your securities. The Downside Threshold Level for each Index is equal to 60% of its Starting Level
☐	If we do not redeem the securities prior to maturity, you will have full downside exposure to the Lowest Performing Index from its Starting Level if its Closing Level on the Final Calculation Day is less than its Downside Threshold Level, but you will not participate in any appreciation of any Index and will not receive any dividends on securities included in any Index
☐	Your return on the securities will depend solely on the performance of the Index that is the Lowest Performing Index on each Eligible Trading Day during the Observation Periods. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably
☐	All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue any securities included in any Index for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment
☐	No exchange listing; designed to be held to maturity or earlier redemption

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 herein and “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Maximum Underwriting Discount (1) (2)	Minimum Proceeds to CIBC
Per Security	$1,000.00	Up to $15.25	At least $984.75
Total	$	$	$

(1)	The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of up to $15.25 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $12.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Agent’s Underwriting Discount and Other Fees” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplement for information regarding how we may hedge our obligations under the securities.

(2)	In respect of certain securities sold in this offering, the Issuer may pay a fee of up to $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is expected to be between $928.70 and $948.70 per security. The estimated value is expected to be less than the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Terms of the Securities

Issuer:	Canadian Imperial Bank of Commerce
Market Measure:

The lowest performing of the S&P 500® Index (Bloomberg ticker symbol “SPX”) (the “SPX”), the Russell 2000® Index (Bloomberg ticker symbol “RTY”) (the “RTY”) and the Nasdaq-100 Index®  (Bloomberg ticker symbol “NDX”) (the “NDX”) (each referred to as an “Index,” and collectively as the “Indices”).

Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Pricing Date*:	September 21, 2023
Issue Date*:	September 26, 2023
Final Calculation Day*:	June 21, 2027, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date*:	June 24, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to maturity.
Contingent Coupon Payment:

On each Coupon Payment Date, you will receive a Contingent Coupon Payment at a per annum rate equal to the Contingent Coupon Rate (each a “Contingent Coupon Payment”) if, and only if, the Closing Level of the Lowest Performing Index on each Eligible Trading Day during the relevant Observation Period is greater than or equal to its Coupon Threshold Level.

Each Contingent Coupon Payment, if any, will be calculated per security as follows:

($1,000× Contingent Coupon Rate)/4.

Any Contingent Coupon Payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the Closing Level of the Lowest Performing Index on any Eligible Trading Day during an Observation Period is less than its Coupon Threshold Level, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date. If the Closing Level of the Lowest Performing Index is less than its Coupon Threshold Level on one or more Eligible Trading Days during each Observation Period, you will not receive any Contingent Coupon Payments over the term of the securities.

Contingent Coupon Rate:	At least 10.00% per annum, to be determined on the Pricing Date.
Coupon Threshold Level:	With respect to each Index, 70.00% of its Starting Level.
Coupon Payment Dates:

Quarterly, on the third Business Day following each Observation Period End-Date; provided that the Coupon Payment Date with respect to the Final Calculation Day will be the Stated Maturity Date as postponed.

Observation Periods:

Each Observation Period will consist of each day that is a Trading Day for at least one Index (each such day, an “Eligible Trading Day”) from but excluding an Observation Period End-Date as postponed to and including the following Observation Period End-Date as postponed, provided that the first Observation Period will consist of each Eligible Trading Day from but excluding the Pricing Date to and including the first Observation Period End-Date as postponed.

If a Market Disruption Event or non-Trading Day occurs with respect to an Index on any Eligible Trading Day during an Observation Period (other than an Observation Period End-Date), that Index

PRS-2

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

will be disregarded on that Eligible Trading Day for purposes of determining whether a Contingent Coupon Payment is payable with respect to such Observation Period. For the avoidance of doubt, any such Eligible Trading Day for any Index not affected by a Market Disruption Event or non-Trading Day on that Eligible Trading Day will remain a valid day for purposes of determining whether a Contingent Coupon Payment is payable with respect to such Observation Period, even if that day is not a Trading Day for any other Index or a Market Disruption Event has occurred with respect to any other Index on that day.
Observation Period End-Dates*:	Quarterly, on the 21st of each March, June, September and December, commencing December 2023 and ending on the Final Calculation Day as postponed.
Optional Redemption:

We may, at our option, redeem the securities, in whole but not in part, on any Optional Redemption Date. If we elect to redeem the securities prior to maturity, you will be entitled to receive on the applicable Optional Redemption Date a cash payment per security in U.S. dollars equal to the face amount plus any final Contingent Coupon Payment otherwise due.

If we elect to redeem the securities on an Optional Redemption Date, we will send a written notice to DTC through the trustee on or before the Observation Period End-Date immediately preceding that Optional Redemption Date. CIBC will have no independent obligation to notify you directly. Any redemption of the securities will be at our option and will not automatically occur based on the performance of any Index.

If the securities are redeemed, they will cease to be outstanding on the applicable Optional Redemption Date and you will have no further rights under the securities after that date.

Optional Redemption Dates*:	Quarterly, beginning approximately three months after the Issue Date, on the Coupon Payment Dates following each Observation Period End-Date scheduled to occur from December 2023 to March 2027, inclusive.
Maturity Payment Amount:

If we do not redeem the securities prior to maturity, you will be entitled to receive at maturity a cash payment per security in U.S. dollars equal to the Maturity Payment Amount (in addition to the final Contingent Coupon Payment, if any). The “Maturity Payment Amount” per security will equal:

•       if the Ending Level of the Lowest Performing Index on the Final Calculation Day is greater than or equal to its Downside Threshold Level:

$1,000; or

•        if the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Downside Threshold Level:

$1,000 × Performance Factor of the Lowest Performing Index on the Final Calculation Day

If we do not redeem the securities prior to maturity and the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Downside Threshold Level, you will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

Any return on the securities will be limited to the sum of your Contingent Coupon Payments, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the Lowest Performing Index on the Final Calculation Day if the Ending Level of such Index is less than its Downside Threshold Level.

Downside Threshold Level:	With respect to each Index, 60% of its Starting Level.
Lowest Performing Index:

For any Eligible Trading Day during an Observation Period (including the Final Calculation Day), the “Lowest Performing Index” will be the Index with the lowest Performance Factor on that Eligible Trading Day and that has not been disregarded due to a Market Disruption Event or non-Trading Day in accordance with “—Observation Periods” above.

For the avoidance of doubt, if any Eligible Trading Day is a valid day for only one Index, then that Index will be the Lowest Performing Index on that Eligible Trading Day.

PRS-3

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Performance Factor:	With respect to an Index on any Eligible Trading Day during an Observation Period, its Closing Level on such day divided by its Starting Level (expressed as a percentage).
Starting Level:	With respect to each Index, its Closing Level on the Pricing Date.
Ending Level:	With respect to each Index, its Closing Level on the Final Calculation Day.
Closing Level:	With respect to each Index, as defined under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:	Each Observation Period End-Date (including the Final Calculation Day) is subject to postponement due to non-Trading Days or the occurrence of a Market Disruption Event. In addition, the Stated Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-Business Days. For more information regarding adjustments to the Observation Period End-Dates and the Stated Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Observation Period End-Date (including the Final Calculation Day) is a “calculation day,” and each Coupon Payment Date and Optional Redemption Date is a “payment date.” In addition, for information regarding the circumstances that may result in a Market Disruption Event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	CIBC
Material U.S. Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.
Agent’s Underwriting Discount and Other Fees:

Wells Fargo Securities. The agent will receive an underwriting discount of up to $15.25 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the original offering price of the securities less a concession of not in excess of $12.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13607XNC7 / US13607XNC73

*To the extent that we make any change to the expected Pricing Date or expected Issue Date, the Calculation Days, the Stated Maturity Date and other dates may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

About This Pricing Supplement

You should read this pricing supplement together with the prospectus dated September 5, 2023 (the “prospectus”), the prospectus supplement dated September 5, 2023 (the “prospectus supplement”), the Product Supplement No. WF-1 dated September 5, 2023 (the “product supplement”) and the Equity Index Underlying Supplement dated September 5, 2023 (the “underlying supplement”), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, the underlying supplement, the prospectus supplement and the prospectus to the extent it is different from that information. The section entitled “General Terms of the Securities” in the product supplement shall supersede and replace the section entitled “Certain Terms of the Notes” in the underlying supplement. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, the underlying supplement, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying product supplement, underlying supplement, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Bank may use this pricing supplement in the initial sale of the securities. In addition, Wells Fargo Securities or any of our or its affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice. Any use of this pricing supplement by Wells Fargo Securities in market-making transactions after the initial sale of the securities will be solely for the purpose of providing investors with the description of the terms of the securities that were made available to investors in connection with the initial distribution of the securities.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the product supplement, the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098182/tm2322483d93_424b5.htm

•	Underlying supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098170/tm2322483d89_424b5.htm

•	Prospectus supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098166/tm2322483d94_424b5.htm

•	Prospectus dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098163/tm2325339d10_424b3.htm

PRS-5

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with Contingent Coupon Payments at a rate of at least 10.00% per annum (to be determined on the Pricing Date) until the earlier of maturity or optional redemption, if, and only if, the Closing Level of the Lowest Performing Index on each Eligible Trading Day during an Observation Period is greater than or equal to 70.00% of its Starting Level;
▪	understand that they will not receive a Contingent Coupon Payment with respect to an Observation Period if the Closing Level of the Lowest Performing Index on any Eligible Trading Day during that Observation Period is less than its Coupon Threshold Level, even if the Closing Level of that Index is greater than or equal to its Coupon Threshold Level on every other Eligible Trading Day during that Observation Period and even if the better performing indices perform favorably;
▪	understand that if we do not exercise our redemption right prior to maturity and the Ending Level of the Lowest Performing Index on the Final Calculation Day has declined by more than 40% from its Starting Level, they will be fully exposed to the decline in the Lowest Performing Index from its Starting Level and will lose more than 40%, and possibly all, of the face amount at maturity;
▪	are willing to accept the risk that they may receive few or no Contingent Coupon Payments over the term of the securities;
▪	understand that we may redeem the securities prior to maturity at our option beginning approximately three months after issuance and that it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities;
▪	understand that the return on the securities will depend solely on the performance of the Lowest Performing Index on each Eligible Trading Day during the Observation Periods and that they will not benefit in any way from the performance of the better performing Indices;
▪	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of the Indices;
▪	understand and are willing to accept the full downside risks of each Index;
▪	are willing to forgo participation in any appreciation of any Index and dividends on securities included in the Indices; and
▪	are willing to hold the securities to maturity or earlier redemption.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier redemption;
▪	require full payment of the face amount of the securities at maturity;
▪	seek a security with a fixed term;
▪	are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
▪	are unwilling to accept the risk that we do not redeem the securities prior to maturity and the Closing Level of the Lowest Performing Index on the Final Calculation Day may decline by more than 40% from its Starting Level;
▪	seek certainty of current income over the term of the securities;
▪	seek exposure to the upside performance of any or each Index;
▪	seek exposure to a basket composed of the Indices or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the Lowest Performing Index;
▪	are unwilling to accept the risk of exposure to the Indices;
▪	are unwilling to accept the credit risk of CIBC; or
▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying underlying supplement for risks related to an investment in the securities.

PRS-6

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Determining Payment On A Coupon Payment Date and at Maturity

If we have not previously redeemed the securities, on each Coupon Payment Date, you will either receive a Contingent Coupon Payment or you will not receive a Contingent Coupon Payment, depending on the Closing Level of the Lowest Performing Index on each Eligible Trading Day during the relevant Observation Period.

Step 1: Determine which Index is the Lowest Performing Index on each Eligible Trading Day during the relevant Observation Period. The Lowest Performing Index on any Eligible Trading Day during an Observation Period is the Index with the lowest Performance Factor on that day. The Performance Factor of an Index on any Eligible Trading Day during an Observation Period is its Closing Level on that day as a percentage of its Starting Level (i.e., its Closing Level on that day divided by its Starting Level).

Step 2: Determine whether a Contingent Coupon Payment is payable on the applicable Coupon Payment Date based on the Closing Level of the Lowest Performing Index on each Eligible Trading Day during the relevant Observation Period, as follows:

If we have not redeemed the securities prior to maturity, then at maturity, you will receive (in addition to the final Contingent Coupon Payment, if any) a cash payment per security (the Maturity Payment Amount) calculated as follows:

Step 1: Determine which Index is the Lowest Performing Index on the Final Calculation Day. The Lowest Performing Index on the Final Calculation Day is the Index with the lowest Performance Factor on the Final Calculation Day. The Performance Factor of an Index on the Final Calculation Day is its Ending Level as a percentage of its Starting Level (i.e., its Ending Level divided by its Starting Level).

Step 2: Calculate the Maturity Payment Amount based on the Ending Level of the Lowest Performing Index on the Final Calculation Day, as follows:

PRS-7

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Hypothetical Payout Profile

The following profile illustrates the potential Maturity Payment Amount payable on the securities (excluding the final Contingent Coupon Payment, if any) for a range of hypothetical performances of the Lowest Performing Index on the Final Calculation Day from its Starting Level to its Ending Level, assuming the securities have not been redeemed prior to maturity. As this profile illustrates, in no event will you have a positive rate of return based solely on the Maturity Payment Amount received at maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Level of the Lowest Performing Index on the Final Calculation Day, whether the securities are redeemed by the Issuer prior to maturity, and whether you hold your securities to maturity. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-8

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances

Risks Relating To The Structure Of The Securities

If We Do Not Redeem The Securities Prior To Maturity, You May Lose A Significant Portion Or All Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at maturity. If we do not redeem the securities prior to maturity, you will receive a Maturity Payment Amount that will be equal to or less than the face amount, depending on the Ending Level of the Lowest Performing Index on the Final Calculation Day.

If we do not redeem the securities prior to maturity and the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Downside Threshold Level, the Maturity Payment Amount will be reduced by an amount equal to the decline in the level of the Lowest Performing Index from its Starting Level (expressed as a percentage of its Starting Level). The Downside Threshold Level for each Index is 60% of its Starting Level. For example, if we do not redeem the securities prior to maturity and the Lowest Performing Index on the Final Calculation Day has declined by 40.1% from its Starting Level to its Ending Level, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the level of the Lowest Performing Index on the Final Calculation Day declines significantly and you may lose a significant portion, and possibly all, of the face amount at maturity, even if the level of the Lowest Performing Index is greater than or equal to its Starting Level or its Downside Threshold Level at certain times during the term of the securities.

Even if the Ending Level of the Lowest Performing Index on the Final Calculation Day is greater than its Downside Threshold Level, the Maturity Payment Amount will not exceed the face amount, and your yield on the securities, taking into account any Contingent Coupon Payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of CIBC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each Coupon Payment Date, you will receive a Contingent Coupon Payment if, and only if, the Closing Level of the Lowest Performing Index on each Eligible Trading Day during the relevant Observation Period is greater than or equal to its Coupon Threshold Level. The Coupon Threshold Level for each Index is 70.00% of its Starting Level. If the Closing Level of the Lowest Performing Index on any Eligible Trading Day during an Observation Period is less than its Coupon Threshold Level, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date, and if the Closing Level of at least one Index is less than its Coupon Threshold Level on one or more Eligible Trading Days during each Observation Period over the term of the securities, you will not receive any Contingent Coupon Payments over the entire term of the securities.

Whether You Receive A Contingent Coupon Payment On A Coupon Payment Date Will Depend On The Closing Level Of The Lowest Performing Index On Each Eligible Trading Day During The Related Observation Period.

Whether you receive a Contingent Coupon Payment on any Coupon Payment Date will be determined at the end of the related Observation Period, based on the Closing Level of the Lowest Performing Index on each Eligible Trading Day during that Observation Period. If any Eligible Trading Day during an Observation Period is a valid day for only one Index due to a Market Disruption Event or non-Trading Day for the other Indices, then that Index will be the Lowest Performing Index on that Eligible Trading Day. Therefore, if the Closing Level of any one of the Indices is less than its Coupon Threshold Level on any Eligible Trading Day during an Observation Period, you will not receive a Contingent Coupon Payment with respect to that Observation Period. This will be the case even if the Closing Level of that Index is greater than or equal to its Coupon Threshold Level on one or more other Eligible Trading Days during that Observation Period, and even if the better performing Indices perform favorably.

PRS-9

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the Lowest Performing Index on each Eligible Trading Day during each Observation Period. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of the Indices. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Index On Each Eligible Trading Day During The Observation Periods, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.

Your return on the securities will depend solely on the performance of the Lowest Performing Index on each Eligible Trading Day during the Observation Periods, including on the Final Calculation Day. Although it is necessary for the Lowest Performing Index to close above its respective Coupon Threshold Level on each Eligible Trading Day during an Observation Period in order for you to receive a Contingent Coupon Payment for that period and above its respective Downside Threshold Level on the Final Calculation Day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the Lowest Performing Index, resulting in a better return than the return of the Lowest Performing Index alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent the Indices represent different equity markets, such equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index, And Your Maximum Possible Return On The Securities Will Be Limited To The Sum Of Any Contingent Coupon Payments.

Even though you will be fully exposed to a decline in the level of the Lowest Performing Index on the Final Calculation Day if its Ending Level is below its Downside Threshold Level, you will not participate in any increase in the level of any Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the Contingent Coupon Payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of any or each Index.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer Contingent Coupon Payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupon Payments are associated with greater levels of expected risk as of the Pricing Date as compared to conventional debt securities, including the risk that you may not receive a Contingent Coupon Payment on one or more, or any, Coupon Payment Dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the level of an Index, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the Pricing Date may result in a higher Contingent Coupon Rate, but it also represents a greater expected likelihood as of the Pricing Date that the Closing Level of at least one Index will be less than its Coupon Threshold Level on one or more Eligible Trading Day during an Observation Period, such that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities, and that the Closing Level of at least one Index will be less than its Downside Threshold Level on the Final Calculation Day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you

PRS-10

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

will not receive one or more, or any, Contingent Coupon Payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

Our Redemption Right May Limit Your Potential To Receive Contingent Coupon Payments.

We may, at our option, redeem the securities on any Optional Redemption Date. Although exercise of the redemption right will be within our sole discretion, we will be more likely to redeem the securities at a time when the Lowest Performing Index is performing favorably from your perspective—in other words, at a time when, if the securities were to remain outstanding, it is more likely that you would have continued to receive Contingent Coupon Payments and receive the face amount at maturity. Therefore, our redemption right is likely to limit your potential to receive Contingent Coupon Payments if the Lowest Performing Index is performing favorably from your perspective. On the other hand, we will be less likely to redeem the securities at a time when the Lowest Performing Index is performing unfavorably from your perspective—in other words, you are more likely to continue to hold the securities at a time when it is less likely that you will continue to receive Contingent Coupon Payments and it is less likely that you will receive the face amount at maturity.

If we exercise our redemption right, the term of the securities may be reduced to as short as approximately three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event we redeem the securities prior to maturity.

A Coupon Payment Date And The Stated Maturity Date May Be Postponed If An Observation Period End-Date Is Postponed.

An Observation Period End-Date (including the Final Calculation Day) with respect to an Index will be postponed if the applicable originally scheduled Observation Period End-Date is not a Trading Day with respect to any Index or if the calculation agent determines that a Market Disruption Event has occurred or is continuing with respect to that Index on that Observation Period End-Date. If such a postponement occurs with respect to an Observation Period End-Date other than the Final Calculation Day, then the related Coupon Payment Date will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) the third Business Day after the last Final Calculation Day as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in any Index for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities will exceed our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities is determined by reference to our internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

PRS-11

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

The Estimated Value Of The Securities Will Not Be An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the four-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this four-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

The Value Of The Securities Prior To Maturity Or Redemption Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or optional redemption will be affected by the then-current level of each Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Indices; volatility of the Indices; correlation among the Indices; economic and other conditions generally; interest rates; dividend yields on securities included in each Index; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date.

The value of the securities will also be limited by our redemption right because if we redeem the securities, you will not receive the Contingent Coupon Payments that would have accrued, if any, after the relevant Optional Redemption Date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of any or all of the Indices. Because numerous factors are expected to affect the value of the securities, changes in the levels of the Indices may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or redemption. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or redemption.

Risks Relating To The Indices

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the RTY are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the RTY may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic

PRS-12

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

There Are Risks Associated With Investments In Securities Linked To The Value Of Non-U.S. Equity Securities.

Some of the equity securities composing the NDX are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities, such as the securities, involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Starting Level and the Closing Level of each Index on each Eligible Trading Day during an Observation Period, calculating the Contingent Coupon Payments, if payable, and the Maturity Payment Amount, determining whether a non-Trading Day or a Market Disruption Event has occurred with respect to any Index on any Eligible Trading Day during an Observation Period; determining the Closing Level of an Index if an Observation Period End-Date (including the Final Calculation Day) for that Index is postponed to the last day to which it may be postponed and a Market Disruption Event with respect to that Index occurs on that day; if publication of an Index is discontinued, selecting a successor or, if no successor is available, determining the Closing Level of such Index on the relevant Eligible Trading Day; and determining whether to adjust the Closing Level of an Index on the relevant Eligible Trading Day in the event of certain changes in or modifications to such Index. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of an Index.
•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in an Index may adversely affect the level of such Index.
•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index.
•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index.
•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as income-bearing prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Material U.S. Federal Income Tax Consequences” in the underlying supplement, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the

PRS-13

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-14

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Hypothetical Returns

If we redeem the securities prior to stated maturity:

If we redeem the securities prior to maturity, you will receive the face amount of your securities plus any final Contingent Coupon Payment otherwise due on the Optional Redemption Date. In the event we redeem the securities, your total return on the securities will equal any Contingent Coupon Payments received on and prior to the Optional Redemption Date.

If we do not redeem the securities prior to stated maturity:

If we do not redeem the securities prior to maturity, the following table illustrates, for a range of hypothetical Performance Factors of the Lowest Performing Index on the Final Calculation Day, the hypothetical Maturity Payment Amount payable at maturity per security (excluding the final Contingent Coupon Payment, if any). The Performance Factor of the Lowest Performing Index on the Final Calculation Day is its Ending Level expressed as a percentage of its Starting Level (i.e., its Ending Level divided by its Starting Level).

Hypothetical Performance Factor of Lowest Performing Index on Final Calculation Day	Hypothetical Maturity Payment Amount Per Security
200.00%	$1,000.00
175.00%	$1,000.00
150.00%	$1,000.00
125.00%	$1,000.00
100.00%	$1,000.00
85.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account Contingent Coupon Payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based solely on the Maturity Payment Amount; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If we do not redeem the securities prior to maturity, the actual amount you will receive at maturity will depend on the actual Starting Level, Downside Threshold Level and Ending Level of the Lowest Performing Index on the Final Calculation Day. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-15

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a Contingent Coupon Payment will be paid on a Coupon Payment Date assuming we have not redeemed the securities prior to such date. The examples do not reflect any specific Coupon Payment Date. The following examples reflect a hypothetical Contingent Coupon Rate of 10.00% per annum (the lowest possible Contingent Coupon Rate that may be determined on the Pricing Date) and assume the hypothetical Starting Level, Coupon Threshold Level and lowest Closing Levels during an Observation Period for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Level or Coupon Threshold Level. The hypothetical Starting Level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual Starting Level for any Index. The actual Starting Level and Coupon Threshold Level for each Index will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Levels of the Indices, see the historical information set forth under the section titled “The Indices” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. If we were to redeem the securities on the relevant Coupon Payment Date in either of the examples below, you would receive the face amount on the Coupon Payment Date in addition to a final Contingent Coupon Payment, if any.

Example 1. The Closing Level of the Lowest Performing Index on each Eligible Trading Day during the relevant Observation Period is greater than or equal to its Coupon Threshold Level. As a result, investors receive a Contingent Coupon Payment on the applicable Coupon Payment Date.

	SPX	RTY	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical lowest Closing Level during Observation Period:	90.00	95.00	80.00
Hypothetical Coupon Threshold Level:	70.00	70.00	70.00
Lowest Performance Factor during Observation Period (lowest Closing Level during Observation Period divided by Starting Level):	90.00%	95.00%	80.00%

Step 1: Determine whether the Closing Level of the Lowest Performing Index on any Eligible Trading Day during the relevant Observation Period was less than its Coupon Threshold Level.

In this example, the Closing Level of each Index on each Eligible Trading Day during the relevant Observation Period is greater than its respective Coupon Threshold Level.

Step 2: Determine whether a Contingent Coupon Payment will be paid on the applicable Coupon Payment Date.

Since the hypothetical Closing Level of the Lowest Performing Index on each Eligible Trading Day during the relevant Observation Period is greater than or equal to its Coupon Threshold Level, you would receive a Contingent Coupon Payment on the applicable Coupon Payment Date. The Contingent Coupon Payment would be equal to $25.00 per security, determined as follows: (i) $1,000 multiplied by 10.00% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The Closing Level of the Lowest Performing Index on at least one Eligible Trading Day during the relevant Observation Period is less than its Coupon Threshold Level. As a result, investors do not receive a Contingent Coupon Payment on the applicable Coupon Payment Date.

	SPX	RTY	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical lowest Closing Level during Observation Period:	64.00	125.00	105.00
Hypothetical Coupon Threshold Level:	70.00	70.00	70.00
Lowest Performance Factor during Observation Period (lowest Closing Level during Observation Period divided by Starting Level):	64.00%	125.00%	105.00%

Step 1: Determine whether the Closing Level of the Lowest Performing Index on any Eligible Trading Day during the relevant Observation Period was less than its Coupon Threshold Level.

In this example, the Closing Level of the SPX on at least one Eligible Trading Day during the relevant Observation Period was less than its Coupon Threshold Level.

PRS-16

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Step 2: Determine whether a Contingent Coupon Payment will be paid on the applicable Coupon Payment Date.

Since the hypothetical Closing Level of at least one Index on at least one Eligible Trading Day during the relevant Observation Period is less than its Coupon Threshold Level, you would not receive a Contingent Coupon Payment on the applicable Coupon Payment Date. This is the case even though the Closing Levels of the better performing Indices were each greater than their respective Coupon Threshold Levels on every Eligible Trading Day during the relevant Observation Period, and would be the case even if the Closing Level of the SPX was greater than or equal to its Coupon Threshold Level on every other Eligible Trading Day during the relevant Observation Period.

As this example illustrates, whether you receive a Contingent Coupon Payment on a Coupon Payment Date will depend solely on the Closing Level of the Lowest Performing Index on each Eligible Trading Day during the relevant Observation Period. Therefore, if the Closing Level of any one of the Indices is less than its Coupon Threshold Level on any Eligible Trading Day during an Observation Period, you will not receive a Contingent Coupon Payment with respect to that Observation Period. This will be the case even if the Closing Level of that Index is greater than or equal to its Coupon Threshold Level on every other Eligible Trading Day during that Observation Period, and even if the better performing indices perform favorably. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-17

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the Maturity Payment Amount payable at maturity, assuming that we have not redeemed the securities prior to maturity and assuming the hypothetical Starting Level, Coupon Threshold Level, Downside Threshold Level and Ending Level for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Level, Coupon Threshold Level, Downside Threshold Level or Ending Level. The hypothetical Starting Level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual Starting Level for any Index. The actual Starting Level, Coupon Threshold Level and Downside Threshold Level for each Index will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Levels of the Indices, see the historical information set forth under the section titled “The Indices” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Closing Level of the Lowest Performing Index on each Eligible Trading Day during the final Observation Period is greater than or equal to its Coupon Threshold Level, and the Ending Level of the Lowest Performing Index on the Final Calculation Day is greater than its Starting Level. As a result, the Maturity Payment Amount is equal to the face amount of your securities at maturity and you receive a final Contingent Coupon Payment.

	SPX	RTY	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical lowest Closing Level during final Observation Period:	95.00	80.00	90.00
Hypothetical Ending Level:	135.00	125.00	145.00
Hypothetical Coupon Threshold Level:	70.00	70.00	70.00
Hypothetical Downside Threshold Level:	60.00	60.00	60.00
Lowest Performance Factor during final Observation Period (lowest Closing Level during final Observation Period divided by Starting Level):	95.00%	80.00%	90.00%
Performance Factor on Final Calculation Day (Ending Level divided by Starting Level):	135.00%	125.00%	145.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Calculation Day.

In this example, the RTY has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Index on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Level of the Lowest Performing Index on the Final Calculation Day.

Since the hypothetical Ending Level of the Lowest Performing Index on the Final Calculation Day is greater than or equal to its hypothetical Downside Threshold Level, the Maturity Payment Amount would equal the face amount. Although the hypothetical Ending Level of the Lowest Performing Index on the Final Calculation Day is significantly greater than its hypothetical Starting Level in this scenario, the Maturity Payment Amount will not exceed the face amount.

In addition to any Contingent Coupon Payments received prior to the Stated Maturity Date, on the Stated Maturity Date you would receive $1,000.00 per security as well as the final Contingent Coupon Payment otherwise due because the hypothetical Closing Level of the Lowest Performing Index on each Eligible Trading Day during the final Observation Period was greater than or equal to its hypothetical Coupon Threshold Level.

PRS-18

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Example 2. The Closing Level of the Lowest Performing Index on at least one Eligible Trading Day during the final Observation Period is less than its Coupon Threshold Level, and the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Starting Level but greater than its Downside Threshold Level. As a result, the Maturity Payment Amount is equal to the face amount of your securities at maturity but you do not receive a final Contingent Coupon Payment.

	SPX	RTY	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical lowest Closing Level during final Observation Period:	95.00	105.00	69.00
Hypothetical Ending Level:	115.00	110.00	90.00
Hypothetical Coupon Threshold Level:	70.00	70.00	70.00
Hypothetical Downside Threshold Level:	60.00	60.00	60.00
Lowest Performance Factor during final Observation Period (lowest Closing Level during final Observation Period divided by Starting Level):	95.00%	105.00%	69.00%
Performance Factor on Final Calculation Day (Ending Level divided by Starting Level):	115.00%	110.00%	90.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Calculation Day.

In this example, the NDX has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Index on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Level of the Lowest Performing Index on the Final Calculation Day.

Since the hypothetical Ending Level of the Lowest Performing Index on the Final Calculation Day is greater than or equal to its hypothetical Downside Threshold Level, you would receive the face amount of your securities at maturity.

In addition to any Contingent Coupon Payments received during the term of the securities, on the Stated Maturity Date you would receive $1,000.00 per security, but no final Contingent Coupon Payment since the hypothetical Closing Level of the Lowest Performing Index on at least one Eligible Trading Day during the final Observation Period was less than its Coupon Threshold Level. This is the case even though the Closing Levels of the better performing Indices were greater than their respective Coupon Threshold Levels on every Eligible Trading Day during the relevant Observation Period, and even though the Closing Level of the NDX was greater than its Coupon Threshold Level on every other Eligible Trading Day during that Observation Period.

Example 3. The Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Coupon Threshold Level and its Downside Threshold Level, the Maturity Payment Amount is less than the face amount of your securities at maturity and you do not receive a final Contingent Coupon Payment at maturity.

	SPX	RTY	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical lowest Closing Level during final Observation Period:	45.00	85.00	105.00
Hypothetical Ending Level:	45.00	90.00	120.00
Hypothetical Coupon Threshold Level:	70.00	70.00	70.00
Hypothetical Downside Threshold Level:	60.00	60.00	60.00
Lowest Performance Factor during final Observation Period (lowest Closing Level during final Observation Period divided by Starting Level):	45.00%	85.00%	105.00%
Performance Factor on Final Calculation Day (Ending Level divided by Starting Level):	45.00%	90.00%	120.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Calculation Day.

PRS-19

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

In this example, the SPX has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Index on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Level of the Lowest Performing Index on the Final Calculation Day.

Since the hypothetical Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its hypothetical Downside Threshold Level, you would lose a portion of the face amount of your securities and receive the Maturity Payment Amount equal to $450.00 per security, calculated as follows:

$1,000 × Performance Factor of the Lowest Performing Index on the Final Calculation Day

= $1,000 × 45.00%

= $450.00

In addition to any Contingent Coupon Payments received prior to the Stated Maturity Date, on the Stated Maturity Date you would receive $450.00 per security, but no final Contingent Coupon Payment since the hypothetical Closing Level of the Lowest Performing Index on at least one Eligible Trading Day during the final Observation Period was less than its Coupon Threshold Level.

These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the Lowest Performing Index if we do not redeem the securities prior to maturity and the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Downside Threshold Level, even if the Ending Levels of the other Indices have appreciated or have not declined below their respective Downside Threshold Levels.

To the extent that the actual Starting Level, Coupon Threshold Level, Downside Threshold Level and Ending Level of the Lowest Performing Index on the Final Calculation Day differ from the values assumed above, the results indicated above would be different.

PRS-20

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

The Indices

The S&P 500® Index

The S&P 500® Index (Bloomberg ticker: “SPX <Index>”) is calculated, maintained and published by S&P Dow Jones Indices LLC (“SPDJI”). The SPX consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. See “Index Descriptions—The S&P U.S. Indices” beginning on page S-43 of the accompanying underlying supplement for additional information about the SPX.

Historical Data

We obtained the Closing Levels of the SPX in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of the SPX should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the SPX on the Calculation Days. We cannot give you assurance that the performance of the SPX will result in the return of any of your investment.

The following graph sets forth daily Closing Levels of the SPX for the period from January 1, 2018 to September 18, 2023. The Closing Level of the SPX on September 18, 2023 was 4,453.53.

Historical Performance of the S&P 500® Index

Source: Bloomberg

PRS-21

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

The Russell 2000® Index

The Russell 2000® Index (Bloomberg ticker: “RTY <Index>”) is calculated, maintained and published by FTSE Russell. The RTY measures the performance of the small-cap segment of the U.S. equity universe. The RTY is a subset of the Russell 3000® Index, representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. See “Index Descriptions—The Russell Indices” beginning on page S-31 of the accompanying underlying supplement for additional information about the RTY.

Historical Data

We obtained the Closing Levels of the RTY in the graph below from Bloomberg without independent verification. The historical performance of the RTY should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the RTY on the Calculation Days. We cannot give you assurance that the performance of the RTY will result in the return of any of your investment.

The following graph sets forth daily Closing Levels of the RTY for the period from January 1, 2018 to September 18, 2023. The Closing Level of the RTY on September 18, 2023 was 1,834.301.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

PRS-22

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

The Nasdaq-100 Index®

The Nasdaq-100 Index® (Bloomberg ticker: “NDX <Index>”) is calculated, maintained and published by Nasdaq, Inc. The NDX includes 100 of the largest domestic and international non-financial companies listed on The Nasdaq Stock Market based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. See “Index Descriptions—The Nasdaq-100 Index®” beginning on page S-26 of the accompanying underlying supplement for additional information about the NDX.

Historical Data

We obtained the Closing Levels of the NDX in the graph below from Bloomberg without independent verification. The historical performance of the NDX should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the NDX on the Calculation Days. We cannot give you assurance that the performance of the NDX will result in the return of any of your investment.

The following graph sets forth daily Closing Levels of the NDX for the period from January 1, 2018 to September 18, 2023. The Closing Level of the NDX on September 18, 2023 was 15,225.37.

Historical Performance of the Nasdaq-100 Index®

Source: Bloomberg

PRS-23

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities will be lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

PRS-24

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Summary of U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplement, which you should carefully review prior to investing in the securities. It applies only to those U.S. Holders who are not excluded from the discussion of United States Taxation in the accompanying prospectus.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as income-bearing prepaid cash-settled derivative contracts. By purchasing the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. Although the tax treatment of the Contingent Coupon Payments is unclear, we intend to treat any Contingent Coupon Payments, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes. Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplement. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

Based on our determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. For a more detailed discussion of withholding responsibilities on dividend equivalent payments, Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement and consult with their own tax advisors.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-25

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due June 24, 2027

Certain Canadian Federal Income Tax Considerations

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; (e) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (f) is not an entity in respect of which CIBC or any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of, loans or otherwise transfers the security is a “specified entity”, and is not a “specified entity” in respect of such a transferee, in each case, for purposes of the Hybrid Mismatch Proposals, as defined below (a “Non-Resident Holder”). Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Canadian Tax Act contained in the proposals to amend the Canadian Tax Act released by the Minister of Finance (Canada) on April 29, 2022 with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Proposals”). Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by CIBC on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-26